EXHIBIT 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

October 28, 2016

Cellectar Biosciences, Inc. 3301 Agriculture Drive Madison, WI 53716

Re:	S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 Registration Number 333-_________ ( the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the proposed public offering of up to $10,000,000 of (i) shares of the Company’s common stock, $0.00001 par value per share (“Common Stock”), to be issued directly (such shares of Common Stock, the “Shares”); (ii) Series C warrants (the “Warrants”) representing rights to purchase additional shares of Common Stock (the “Warrant Shares”); (iii) Warrant Shares issued upon exercise of the Warrants; (iv) shares of Series A Convertible Preferred Stock, $0.00001 par value per share (the “Convertible Preferred Shares”) that are convertible at any time at the holder’s option into shares of Common Stock (the “Conversion Shares”); and (v) Conversion Shares issued upon conversion of the Convertible Preferred Shares. The Shares, the Warrants, the Warrant Shares, the Convertible Preferred Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates or other documents representing the Securities will be duly executed and delivered.

We express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

Cellectar Biosciences, Inc.
October 28, 2016

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.	The Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	The Warrants, when duly executed and delivered by the Company in the manner and for the consideration set forth in the Registration Statement, will constitute valid and legally binding obligations of the Company.

3.	The Warrant Shares, if and when issued, paid for and delivered in compliance with the terms of the Warrants and in compliance with the terms of the Company’s Certificate of Incorporation as in effect from time to time, will be validly issued, fully paid and non-assessable.

4.	The Convertible Preferred Shares, when issued, sold and delivered in the manner and for the consideration set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

5.	The Conversion Shares, if and when issued and delivered upon conversion of the Convertible Preferred Shares in the manner set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Cellectar Biosciences, Inc.
October 28, 2016

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

FOLEY HOAG llp

By:	/s/ Paul Bork
A Partner